UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

COMTECH TELECOMMUNICATIONS CORP.
(Name of Registrant as Specified in Its Charter)

OUTERBRIDGE PARTNERS, LP

OUTERBRIDGE CAPITAL MANAGEMENT, LLC

OUTERBRIDGE PARTNERS GP, LLC

OUTERBRIDGE BARTLEBY FUND, LP

OUTERBRIDGE BARTLEBY GP, LLC

RORY WALLACE

WENDI B. CARPENTER

SIDNEY E. FUCHS

JONATHAN D. WACKROW

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Outerbridge Capital Management, LLC, together with the other participants named herein (collectively, “Outerbridge”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of a slate of highly-qualified director nominees at the 2021 annual meeting of stockholders (the “Annual Meeting”) of Comtech Telecommunications Corp., a Delaware corporation (the “Company”).

After the close of business on November 9, 2021, Outerbridge’s counsel delivered a letter to the Company’s counsel regarding a false and misleading claim made by the Company in its Press Release issued and filed with the SEC on Form 8-K on October 25, 2021 regarding a certain statement made by Outerbridge in its October 25, 2021 open letter to the Board commenting on the Company’s preferred stock transaction, and demanding an immediate retraction of the false statement. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

OUTERBRIDGE PARTNERS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OUTERBRIDGE WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUTERBRIDGE’S PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Outerbridge Partners, LP (“Outerbridge Partners”), Outerbridge Partners GP, LLC (“Outerbridge GP”), Outerbridge Bartleby Fund, LP (“Outerbridge Bartleby Fund”), Outerbridge Bartleby GP, LLC (“Outerbridge Bartleby GP”), Outerbridge Capital Management, LLC (“Outerbridge Capital”), Rory Wallace, Wendi B. Carpenter, Sidney E. Fuchs, and Jonathan D. Wackrow (collectively, the “Participants”).

As of the date hereof, Outerbridge Partners beneficially owns directly 599,750 shares of common stock, $0.10 par value per share, of the Company (the “Common Stock”), including 515,000 shares underlying certain call options currently exercisable. Outerbridge GP, as the general partner of Outerbridge Partners, may be deemed to beneficially own the 599,750 shares of Common Stock directly owned by Outerbridge Partners. Outerbridge Bartleby Fund beneficially owns directly 43,200 shares of Common Stock. Outerbridge Bartleby GP, as the general partner of Outerbridge Bartleby Fund, may be deemed to beneficially own the 43,200 shares of Common Stock directly owned by Outerbridge Bartleby Fund. Outerbridge Capital, as the investment manager of Outerbridge Partners, Outerbridge Bartleby Fund, and certain managed accounts (the “Accounts”), may be deemed to beneficially own the 599,750 shares of Common Stock directly owned by Outerbridge Partners, the 43,200 shares of Common Stock directly owned by Outerbridge Bartleby Fund, and the 671,080 shares of Common Stock held in the Accounts. Mr. Wallace, as the managing member of Outerbridge Capital, Outerbridge GP, and Outerbridge Bartleby GP, may be deemed to beneficially own the 599,750 shares of Common Stock directly owned by Outerbridge Partners, the 43,200 shares of Common Stock directly owned by Outerbridge Bartleby Fund, and an additional 671,080 shares of Common Stock held in the Accounts.